Exhibit 99.1

Camping World Holdings, Inc. Reports Second Quarter 2024 Results with Record New Unit Market Share, Selling Over 22,000 New RVs, up 17% Year-Over-Year, Company Sees Meaningful New Same Store Volume Acceleration in June and July

LINCOLNSHIRE, IL – July 31, 2024 (BUSINESS WIRE) -- Camping World Holdings, Inc. (NYSE: CWH) (the “Company” or “CWH”), America’s Recreation Dealer, today reported results for the second quarter ended June 30, 2024.

Marcus Lemonis, Chairman and Chief Executive Officer of Camping World Holdings, Inc. stated, “Our record new unit market share was a direct result of listening to the consumer and their mandate for affordability. We saw year-over-year same store new vehicle unit growth accelerate into the mid-teens in June and into the low-twenties in July, positioning our Company for a strong 2025.”

Matt Wagner, President of Camping World Holdings, Inc. commented, “As we prepare for an improved 2025, our unwavering philosophy is to remain disciplined around used aging and stocking levels, regardless of the macro environment. Over the last 30 days, we have begun to thoughtfully ramp up our used stocking levels, with year-over-year increases for the first time in over 10 months and a record volume of consignments. We have proceeded judiciously on mitigating used inventory risk which will keep pressure on used vehicle margins and volume in the second half.”

Mr. Lemonis concluded, “We are unbelievably encouraged by our new vehicle performance over the last several months, but especially the last 60 days. However, we are not naive about the macroeconomic environment around us, and we are taking a more aggressive position around our cost structure and the optimization of underperforming locations.”

Second Quarter-over-Quarter Operating Highlights

●	The total number of our store locations was 215 as of June 30, 2024, a net increase of 12 store locations from June 30, 2023, or 5.9%.
●	Revenue was $1.8 billion for the second quarter, a decrease of $94.2 million, or 5.0%.
●	New vehicle revenue was $847.1 million for the second quarter, an increase of $46.2 million, or 5.8%, and new vehicle unit sales were 22,084 units, an increase of 3,187 units, or 16.9%. Used vehicle revenue was $480.8 million for the second quarter, a decrease of $142.2 million, or 22.8%, and used vehicle unit sales were 15,700 units, a decrease of 2,074 units, or 11.7%. Combined new and used vehicle units sales were 37,784, an increase of 1,113 units, or 3.0%.
●	Average selling price of new vehicles declined 9.5% during the second quarter driven primarily by lower cost of 2024 model year travel trailers and discounting of pre-2024 model year new vehicles.
●	Average selling price of used vehicles declined 12.6% during the second quarter due to discounting of used vehicles in response to declines in new vehicle prices to maintain used vehicles as a lower cost alternative to new vehicles.
●	Same store new vehicle unit sales increased 9.7% for the second quarter and same store used vehicle unit sales decreased 17.0%.
●	Products, services and other revenue was $235.9 million, a decline of $11.8 million, or 4.8%, driven largely by a reduction in sales activity resulting from our Active Sports Restructuring and fewer used vehicles sold led to a decline in retail product attachment to vehicle sales, partially offset by increases in RV service revenue.
●	Gross profit was $547.7 million, a decrease of $23.4 million, or 4.1%, and total gross margin was 30.3%, an increase of 27 basis points. The gross profit decline was mainly due to the 5.0% decrease in revenue discussed above, which was partially offset by the increase in gross margin. The gross margin increase included a 543 basis point improvement in products, service and other gross margin, from higher labor billing rates on warranty service, the sale of our RV furniture business, improvements to the pricing for aftermarket accessories, and prior year incremental inventory reserve charges of $2.6 million relating to the Active Sports Restructuring that were not recurring in 2024. This gross margin increase was partially offset by a 392 basis point decrease in used vehicles gross margin, which was driven by the decrease in average selling price of used vehicles that was partially offset by a decrease in the average cost of used vehicles sold.
●	Selling, general and administrative expenses (“SG&A”) were $419.7 million, a decrease of $1.2 million, or 0.3%. SG&A Excluding Equity-based Compensation(1) was relatively unchanged at $414.4 million, a decrease of $0.2 million, or 0.1%, which was driven by $6.7 million reduced employee compensation costs and $5.8 million of reduced professional fees and services, which was partially offset by $11.8 million of additional advertising expenses.
●	Floor plan interest expense was $27.8 million, an increase of $7.1 million, or 34.5%, and other interest expense, net was $36.2 million, an increase of $2.6 million, or 7.9%. These increases were primarily as a result of the rise in interest rates and higher principal balances.
●	Net income was $23.4 million for the second quarter of 2024, a decrease of $41.3 million, or 63.8%.
●	Diluted earnings per share of Class A common stock was $0.22 for the second quarter of 2024 versus diluted earnings per share of Class A common stock of $0.64 for the second quarter of 2023. Adjusted earnings per share - diluted(1) of Class A common stock was $0.38 for the second quarter of 2024 versus adjusted earnings per share – diluted(1) of Class A common stock of $0.73 for the second quarter of 2023.
●	Adjusted EBITDA(1) was $105.6 million, a decrease of $33.7 million, or 24.2%, primarily due to $23.4 million decrease in gross profit, and the $7.1 million increase in floor plan interest.

(1)	Adjusted earnings per share – diluted, Adjusted EBITDA, and SG&A Excluding Equity-based Compensation are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s second quarter 2024 financial results is scheduled for August 1, 2024, at 7:30 am Central Time. Investors and analysts can participate on the conference call by dialing 1-844-826-3035 (international callers please dial 1-412-317-5195) and using conference ID# 10190122. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results for the periods presented for the Company and its subsidiaries, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. The Company’s position as sole managing member of CWGS, LLC includes periods where the Company has held a minority economic interest in CWGS, LLC. As of June 30, 2024, the Company owned 53.0% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results for the second quarter ended June 30, 2024 to our financial results from the second quarter ended June 30, 2023.

About Camping World Holdings, Inc.

Camping World Holdings, Inc., headquartered in Lincolnshire, IL, (together with its subsidiaries) is the world’s largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy. Our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and shareholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly trained and knowledgeable team of employees serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of programs and services uniquely enable us to connect with our customers as stewards of the RV enthusiast community and the RV lifestyle. With RV sales and service locations in 43 states, Camping World has grown to become the prime destination for everything RV. For more information, visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our intention with regards to used aging and stocking levels, our cost management actions, our investments, our expectations regarding improvements in our business, macroeconomic and industry trends, business plans and goals, and future financial results and position, including vehicle margins and volume, in each case on any specific timeline or at all. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: general economic conditions, including inflation and interest rates; the availability of financing to us and our customers; fuel shortages, high prices for fuel or changes in energy sources; the success of our manufacturers; changes in consumer preferences; risks related to our strategic review of our Good Sam business; competition in our industry; risks related to acquisitions, new store openings and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; risks related to COVID-19; our ability to execute and achieve the expected benefits of our cost cutting or restructuring initiatives; our reliance on our fulfillment and distribution centers; natural disasters, including epidemic outbreaks; our dependence on our relationships with third party suppliers and lending institutions; risks associated with selling goods manufactured abroad; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; risks associated with our private brand offerings; we may incur asset impairment charges for goodwill, intangible assets or other long-lived assets; tax risks; our private brand offerings exposing us to various risks; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; risks related to climate change and other environmental, social and governance matters; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Future declarations of quarterly dividends, if any, are subject to the determination and discretion of the Company’s Board of Directors based on its consideration of various factors, including the Company’s results of operations, financial condition, level of indebtedness, anticipated capital requirements, contractual restrictions, restrictions in its debt agreements, restrictions under applicable law, receipt of excess tax distributions from CWGS Enterprises, LLC, its business prospects and other factors that the Company’s Board of Directors may deem relevant.

We intend to use our official Facebook, X (formerly known as Twitter), and Instagram accounts, each at the handle @CampingWorld, as well as the investor page of our website, investor.campingworld.com, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post through these social media channels and on our investor webpage may be deemed material. Accordingly, investors should subscribe to these accounts and our investor alerts, in addition to following our press releases, SEC filings, public conference calls and webcasts. These social media channels may be updated from time to time.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In Thousands Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue:
Good Sam Services and Plans	$52,548	$51,038	$98,229	$97,405
RV and Outdoor Retail
New vehicles	847,105	800,903	1,503,191	1,447,655
Used vehicles	480,774	622,962	818,459	1,067,708
Products, service and other	235,947	247,760	413,841	455,421
Finance and insurance, net	179,016	166,934	314,470	296,706
Good Sam Club	11,115	11,124	22,332	22,706
Subtotal	1,753,957	1,849,683	3,072,293	3,290,196
Total revenue	1,806,505	1,900,721	3,170,522	3,387,601
Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	17,192	17,671	32,375	33,823
RV and Outdoor Retail
New vehicles	717,650	677,376	1,282,689	1,234,918
Used vehicles	389,601	480,419	668,134	822,366
Products, service and other	132,933	153,043	234,608	282,061
Good Sam Club	1,470	1,110	2,660	2,311
Subtotal	1,241,654	1,311,948	2,188,091	2,341,656
Total costs applicable to revenue	1,258,846	1,329,619	2,220,466	2,375,479

Gross profit (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	35,356	33,367	65,854	63,582
RV and Outdoor Retail
New vehicles	129,455	123,527	220,502	212,737
Used vehicles	91,173	142,543	150,325	245,342
Products, service and other	103,014	94,717	179,233	173,360
Finance and insurance, net	179,016	166,934	314,470	296,706
Good Sam Club	9,645	10,014	19,672	20,395
Subtotal	512,303	537,735	884,202	948,540
Total gross profit	547,659	571,102	950,056	1,012,122

Operating expenses:
Selling, general, and administrative	419,676	420,887	791,149	786,613
Depreciation and amortization	20,032	17,206	39,322	31,843
Long-lived asset impairment	4,584	477	10,411	7,522
Lease termination	40	—	40	—
Loss (gain) on sale or disposal of assets	7,945	(145)	9,530	(5,132)
Total operating expenses	452,277	438,425	850,452	820,846
Income from operations	95,382	132,677	99,604	191,276
Other expense
Floor plan interest expense	(27,799)	(20,672)	(55,681)	(41,482)
Other interest expense, net	(36,153)	(33,518)	(72,247)	(64,631)
Other expense, net	(81)	(183)	(175)	(1,683)
Total other expense	(64,033)	(54,373)	(128,103)	(107,796)
Income (loss) before income taxes	31,349	78,304	(28,499)	83,480
Income tax (expense) benefit	(7,935)	(13,581)	1,107	(13,854)
Net income (loss)	23,414	64,723	(27,392)	69,626
Less: net income (loss) attributable to non-controlling interests	(13,643)	(36,020)	14,856	(37,754)
Net income (loss) attributable to Camping World Holdings, Inc.	$9,771	$28,703	$(12,536)	$31,872

Earnings (loss) per share of Class A common stock:
Basic	$0.22	$0.65	$(0.28)	$0.72
Diluted	$0.22	$0.64	$(0.28)	$0.71
Weighted average shares of Class A common stock outstanding:
Basic	45,093	44,490	45,070	44,473
Diluted	45,244	44,804	45,070	84,783

Camping World Holdings, Inc. and Subsidiaries

Supplemental Data (unaudited)

	Three Months Ended June 30,		Increase		Percent
	2024	2023	(decrease)		Change
Unit sales
New vehicles	22,084	18,897	3,187		16.9%
Used vehicles	15,700	17,774	(2,074)		(11.7%)
Total	37,784	36,671	1,113		3.0%

Average selling price
New vehicles	$38,358	$42,383	$(4,025)		(9.5%)
Used vehicles	30,623	35,049	(4,426)		(12.6%)

Same store unit sales(1)
New vehicles	19,824	18,065	1,759		9.7%
Used vehicles	14,269	17,195	(2,926)		(17.0%)
Total	34,093	35,260	(1,167)		(3.3%)

Same store revenue(1) ($ in 000s)
New vehicles	$761,528	$767,728	$(6,200)		(0.8%)
Used vehicles	436,111	603,063	(166,952)		(27.7%)
Products, service and other	184,785	198,381	(13,596)		(6.9%)
Finance and insurance, net	160,923	161,210	(287)		(0.2%)
Total	$1,543,347	$1,730,382	$(187,035)		(10.8%)

Average gross profit per unit
New vehicles	$5,862	$6,537	$(675)		(10.3%)
Used vehicles	5,807	8,020	(2,213)		(27.6%)
Finance and insurance, net per vehicle unit	4,738	4,552	186		4.1%
Total vehicle front-end yield(2)	10,577	11,808	(1,231)		(10.4%)

Gross margin
Good Sam Services and Plans	67.3%	65.4%	191	bps
New vehicles	15.3%	15.4%	(14)	bps
Used vehicles	19.0%	22.9%	(392)	bps
Products, service and other	43.7%	38.2%	543	bps
Finance and insurance, net	100.0%	100.0%	unch.
Good Sam Club	86.8%	90.0%	(325)	bps
Subtotal RV and Outdoor Retail	29.2%	29.1%	14	bps
Total gross margin	30.3%	30.0%	27	bps

Retail locations
RV dealerships	211	196	15		7.7%
RV service & retail centers	4	7	(3)		(42.9%)
Total	215	203	12		5.9%

RV and Outdoor Retail inventories ($ in 000s)
New vehicles	$1,477,510	$1,206,493	$271,017		22.5%
Used vehicles	349,843	651,396	(301,553)		(46.3%)
Products, parts, accessories and misc.	186,758	218,570	(31,812)		(14.6%)
Total RV and Outdoor Retail inventories	$2,014,111	$2,076,459	$(62,348)		(3.0%)

Vehicle inventory per location ($ in 000s)
New vehicle inventory per dealer location	$7,002	$6,156	$847		13.8%
Used vehicle inventory per dealer location	1,658	3,323	(1,665)		(50.1%)

Vehicle inventory turnover(3)
New vehicle inventory turnover	2.0	1.8	0.2		10.8%
Used vehicle inventory turnover	3.9	3.0	0.9		31.6%

Other data
Active Customers(4)	4,762,376	5,218,340	(455,964)		(8.7%)
Good Sam Club members (5)	1,880,126	2,036,119	(155,993)		(7.7%)
Service bays (6)	2,877	2,720	157		5.8%
Finance and insurance gross profit as a % of total vehicle revenue	13.5%	11.7%	176	bps	n/a
Same store locations	182	n/a	n/a		n/a

	Six Months Ended June 30,		Increase		Percent
	2024	2023	(decrease)		Change
Unit sales
New vehicles	38,966	32,809	6,157		18.8%
Used vehicles	26,394	30,206	(3,812)		(12.6%)
Total	65,360	63,015	2,345		3.7%

Average selling price
New vehicles	$38,577	$44,124	$(5,547)		(12.6%)
Used vehicles	31,009	35,348	(4,338)		(12.3%)

Same store unit sales(1)
New vehicles	35,447	31,591	3,856		12.2%
Used vehicles	24,299	29,321	(5,022)		(17.1%)
Total	59,746	60,912	(1,166)		(1.9%)

Same store revenue(1) ($ in 000s)
New vehicles	$1,368,241	$1,398,018	$(29,777)		(2.1%)
Used vehicles	748,589	1,037,534	(288,945)		(27.8%)
Products, service and other	329,200	356,855	(27,655)		(7.7%)
Finance and insurance, net	287,914	288,022	(108)		(0.0%)
Total	$2,733,944	$3,080,429	$(346,485)		(11.2%)

Average gross profit per unit
New vehicles	$5,659	$6,484	$(825)		(12.7%)
Used vehicles	5,695	8,122	(2,427)		(29.9%)
Finance and insurance, net per vehicle unit	4,811	4,708	103		2.2%
Total vehicle front-end yield(2)	10,485	11,978	(1,493)		(12.5%)

Gross margin
Good Sam Services and Plans	67.0%	65.3%	177	bps
New vehicles	14.7%	14.7%	(3)	bps
Used vehicles	18.4%	23.0%	(461)	bps
Products, service and other	43.3%	38.1%	524	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	88.1%	89.8%	(173)	bps
Subtotal RV and Outdoor Retail	28.8%	28.8%	(5)	bps
Total gross margin	30.0%	29.9%	9	bps

Other data
Finance and insurance gross profit as a % of total vehicle revenue	13.5%	11.8%	175	bps	n/a
Same store locations	182	n/a	n/a		n/a

unch – unchanged

bps – basis points

n/a – not applicable

(1)	Our same store revenue and units calculations for a given period include only those stores that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year.
(2)	Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used vehicle unit sales.
(3)	Inventory turnover is calculated as vehicle costs applicable to revenue over the last twelve months divided by the average quarterly ending vehicle inventory over the last twelve months.
(4)	An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.
(5)	Excludes Good Sam Club members under the free basic plan, which was introduced in November 2023 and provides for limited participation in the loyalty point program without access to the remaining member benefits.
(6)	A service bay is a fully-constructed bay dedicated to service, installation, and collision offerings.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In Thousands Except Per Share Amounts)

	June 30,	December 31,	June 30,
	2024	2023	2023
Assets
Current assets:
Cash and cash equivalents	$23,743	$39,647	$54,458
Contracts in transit	165,033	60,229	132,466
Accounts receivable, net	128,938	128,070	119,247
Inventories	2,014,444	2,042,949	2,077,024
Prepaid expenses and other assets	68,220	48,353	56,063
Assets held for sale	8,418	29,864	4,635
Total current assets	2,408,796	2,349,112	2,443,893

Property and equipment, net	856,308	834,426	785,003
Operating lease assets	760,143	740,052	730,460
Deferred tax assets, net	150,105	157,326	141,233
Intangible assets, net	21,354	13,717	15,028
Goodwill	731,015	711,222	655,744
Other assets	34,387	39,829	31,732
Total assets	$4,962,108	$4,845,684	$4,803,093
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$260,390	$133,516	$200,516
Accrued liabilities	187,120	149,096	192,639
Deferred revenues	99,045	92,366	96,850
Current portion of operating lease liabilities	62,795	63,695	61,808
Current portion of finance lease liabilities	7,335	17,133	5,337
Current portion of Tax Receivable Agreement liability	12,277	12,943	13,999
Current portion of long-term debt	24,082	22,121	26,766
Notes payable – floor plan, net	1,296,352	1,371,145	1,155,356
Other current liabilities	80,343	68,536	84,552
Liabilities related to assets held for sale	—	17,288	4,125
Total current liabilities	2,029,739	1,947,839	1,841,948

Operating lease liabilities, net of current portion	788,613	763,958	753,999
Finance lease liabilities, net of current portion	134,538	97,751	99,341
Tax Receivable Agreement liability, net of current portion	137,589	149,866	151,053
Revolving line of credit	31,885	20,885	20,885
Long-term debt, net of current portion	1,513,986	1,498,958	1,521,629
Deferred revenues	66,981	66,780	69,809
Other long-term liabilities	92,140	85,440	86,186
Total liabilities	4,795,471	4,631,477	4,544,850
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share – 20,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, par value $0.01 per share – 250,000 shares authorized; 49,571, 49,571 and 49,571 shares issued, respectively; 45,115, 45,020 and 44,525 shares outstanding, respectively	496	496	496
Class B common stock, par value $0.0001 per share – 75,000 shares authorized; 39,466, 39,466 and 39,466 shares issued, respectively; 39,466, 39,466 and 39,466 shares outstanding, respectively	4	4	4
Class C common stock, par value $0.0001 per share – 0.001 share authorized, issued and outstanding	—	—	—
Additional paid-in capital	100,076	98,280	115,844
Treasury stock, at cost; 4,456, 4,551, and 5,046 shares, respectively	(156,116)	(159,440)	(176,783)
Retained earnings	161,434	185,244	197,293
Total stockholders' equity attributable to Camping World Holdings, Inc.	105,894	124,584	136,854
Non-controlling interests	60,743	89,623	121,389
Total stockholders' equity	166,637	214,207	258,243
Total liabilities and stockholders' equity	$4,962,108	$4,845,684	$4,803,093

Camping World Holdings, Inc. and Subsidiaries

Summary of Consolidated Statements of Cash Flows (unaudited)

(In Thousands)

	Six Months Ended June 30,
	2024	2023

Net cash provided by operating activities	$84,341	$227,964

Investing activities
Purchases of property and equipment	(48,553)	(53,053)
Proceeds from sale of property and equipment	3,583	2,034
Purchases of real property	(1,243)	(36,981)
Proceeds from the sale of real property	31,195	35,603
Purchases of businesses, net of cash acquired	(62,323)	(74,414)
Proceeds from divestiture of business	19,957	—
Purchases of and loans to other investments	—	(3,444)
Purchases of intangible assets	(142)	(1,652)
Proceeds from sale of intangible assets	2,595	—
Net cash used in investing activities	(54,931)	(131,907)

Financing activities
Proceeds from long-term debt	55,624	59,227
Payments on long-term debt	(57,351)	(22,776)
Net payments on notes payable – floor plan, net	(19,160)	(131,462)
Borrowings on revolving line of credit	43,000	—
Payments on revolving line of credit	(32,000)	—
Payments on finance leases	(3,682)	(2,847)
Payments on sale-leaseback arrangement	(97)	(92)
Payment of debt issuance costs	(876)	(858)
Dividends on Class A common stock	(11,274)	(55,610)
Proceeds from exercise of stock options	51	143
RSU shares withheld for tax	(754)	(625)
Distributions to holders of LLC common units	(18,795)	(16,830)
Net cash used in financing activities	(45,314)	(171,730)

Decrease in cash and cash equivalents	(15,904)	(75,673)
Cash and cash equivalents at beginning of the period	39,647	130,131
Cash and cash equivalents at end of the period	$23,743	$54,458

Comparison of Certain Trends to Pre-COVID-19 Pandemic Periods

New vehicle gross margins in the second quarter of 2024 were relatively similar to second quarter of 2023 and slightly above the range of gross margins for the pre-COVID-19 pandemic periods presented in the table below. Additionally, used vehicle gross margins were negatively impacted in the second quarter of 2024 from the discounting necessary to maintain used vehicles as a lower cost alternative for our customers. Beginning primarily in the fourth quarter of 2023, we adjusted our acceptable procurement cost of used vehicles to reflect the lower average market price of RVs that was driven by the lower cost 2024 models.

The following table presents vehicle gross margin and unit sales mix for the three months ended June 30, 2024 and pre-COVID-19 pandemic periods for the three months ended June 30, 2019, 2018, 2017, and 2016 (unaudited):

	Three Months Ended June 30,
	2024	2019(1)	2018(1)	2017(1)	2016(1)
Gross margin:
New vehicles	15.3%	12.5%	13.6%	15.1%	14.9%
Used vehicles	19.0%	21.6%	22.9%	25.9%	20.4%

Unit sales mix:
New vehicles	58.4%	67.9%	72.7%	70.7%	61.6%
Used vehicles	41.6%	32.1%	27.3%	29.3%	38.4%

(1) These periods were prior to the COVID-19 pandemic.

Earnings (Loss) Per Share

Basic earnings (loss) per share of Class A common stock is computed by dividing net income (loss) attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings (loss) per share of Class A common stock is computed by dividing net income (loss) attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings (loss) per share of Class A common stock (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share amounts)	2024	2023	2024	2023
Numerator:
Net income (loss)	$23,414	$64,723	$(27,392)	$69,626
Less: net income (loss) attributable to non-controlling interests	(13,643)	(36,020)	14,856	(37,754)
Net income (loss) attributable to Camping World Holdings, Inc. — basic	$9,771	$28,703	$(12,536)	$31,872
Add: reallocation of net income attributable to non-controlling interests from the assumed dilutive effect of stock options and RSUs	19	101	—	—
Add: reallocation of net income attributable to non-controlling interests from the assumed redemption of common units of CWGS, LLC for Class A common stock	—	—	—	28,569
Net income (loss) attributable to Camping World Holdings, Inc. — diluted	$9,790	$28,804	$(12,536)	$60,441
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	45,093	44,490	45,070	44,473
Dilutive options to purchase Class A common stock	—	29	—	22
Dilutive restricted stock units	151	285	—	243
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	—	—	—	40,045
Weighted-average shares of Class A common stock outstanding — diluted	45,244	44,804	45,070	84,783

Earnings (loss) per share of Class A common stock — basic	$0.22	$0.65	$(0.28)	$0.72
Earnings (loss) per share of Class A common stock — diluted	$0.22	$0.64	$(0.28)	$0.71

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings (loss) per share of Class A common stock:
Stock options to purchase Class A common stock	186	—	188	—
Restricted stock units	1,037	1,099	1,980	1,608
Common units of CWGS, LLC that are convertible into Class A common stock	40,045	40,045	40,045	—

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA; Adjusted EBITDA; Adjusted EBITDA Margin; trailing twelve-month (“TTM”) Adjusted EBITDA; Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. – Basic; Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. – Diluted; Adjusted Earnings (Loss) Per Share – Basic; Adjusted Earnings (Loss) Per Share – Diluted; and SG&A Excluding Equity-based Compensation (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. Certain of these Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry and are used by management to evaluate our operating performance, to evaluate the effectiveness of strategic initiatives and for planning purposes. By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use Adjusted EBITDA, as calculated for our subsidiary CWGS Group, LLC, to measure our compliance with covenants such as the consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and the presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. They should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these Non-GAAP Financial Measures, it is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this section and in the reconciliation tables below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

For periods beginning after December 31, 2022 for the 2019 Strategic Shift and for periods beginning after December 31, 2023 for the Active Sports Restructuring, we are no longer including the other associated costs category of expenses relating to those restructuring activities as restructuring costs for purposes of our Non-GAAP Financial Measures, since these costs are not expected to be significant in future periods.

Our earnings call on August 1, 2024 may present guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA to its most-directly comparable GAAP metric cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations.

The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income (loss) before other interest expense, net (excluding floor plan interest expense), provision for income tax (expense) benefit and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain noncash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination, gains and losses on sale or disposal of assets, net, equity-based compensation, loss and impairment on investments in equity securities, Tax Receivable Agreement liability adjustment, restructuring costs related to the Active Sports Restructuring, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measures (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
EBITDA and Adjusted EBITDA:
Net income (loss)	$23,414	$64,723	$(27,392)	$69,626
Other interest expense, net	36,153	33,518	72,247	64,631
Depreciation and amortization	20,032	17,206	39,322	31,843
Income tax expense (benefit)	7,935	13,581	(1,107)	13,854
Subtotal EBITDA	87,534	129,028	83,070	179,954
Long-lived asset impairment (a)	4,584	477	10,411	7,522
Lease termination (b)	40	—	40	—
Loss (gain) on sale or disposal of assets, net (c)	7,945	(145)	9,530	(5,132)
Equity-based compensation (d)	5,397	6,492	10,594	12,850
Restructuring costs (e)	—	3,259	—	3,259
Loss and impairment on investments in equity securities (f)	81	184	175	1,683
Adjusted EBITDA	$105,581	$139,295	$113,820	$200,136

	Three Months Ended June 30,		Six Months Ended June 30,
(as percentage of total revenue)	2024	2023	2024	2023
Adjusted EBITDA margin:
Net income (loss) margin	1.3%	3.4%	(0.9%)	2.1%
Other interest expense, net	2.0%	1.8%	2.3%	1.9%
Depreciation and amortization	1.1%	0.9%	1.2%	0.9%
Income tax expense (benefit)	0.4%	0.7%	(0.0%)	0.4%
Subtotal EBITDA margin	4.8%	6.8%	2.6%	5.3%
Long-lived asset impairment (a)	0.3%	0.0%	0.3%	0.2%
Lease termination (b)	0.0%	—	0.0%	—
Loss (gain) on sale or disposal of assets, net (c)	0.4%	(0.0%)	0.3%	(0.2%)
Equity-based compensation (d)	0.3%	0.3%	0.3%	0.4%
Restructuring costs (e)	—	0.2%	—	0.1%
Loss and impairment on investments in equity securities (f)	0.0%	0.0%	0.0%	0.0%
Adjusted EBITDA margin	5.8%	7.3%	3.6%	5.9%

	Three Months Ended				TTM Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
($ in thousands)	2024	2024	2023	2023	2024
Adjusted EBITDA:
Net income (loss)	$23,414	$(50,806)	$(49,918)	$30,893	$(46,417)
Other interest expense, net	36,153	36,094	35,397	35,242	142,886
Depreciation and amortization	20,032	19,290	19,181	17,619	76,122
Income tax expense (benefit)	7,935	(9,042)	(18,732)	3,679	(16,160)
Subtotal EBITDA	87,534	(4,464)	(14,072)	87,433	156,431
Long-lived asset impairment (a)	4,584	5,827	—	1,747	12,158
Lease termination (b)	40	—	(478)	375	(63)
Loss (gain) on sale or disposal of assets, net (c)	7,945	1,585	(221)	131	9,440
Equity-based compensation (d)	5,397	5,197	5,770	5,466	21,830
Restructuring costs (e)	—	—	732	1,549	2,281
Loss and impairment on investments in equity securities (f)	81	94	110	(23)	262
Tax Receivable Agreement liability adjustment (g)	—	—	(762)	(1,680)	(2,442)
Adjusted EBITDA	$105,581	$8,239	$(8,921)	$94,998	$199,897

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment.
(b)	Represents the loss on the termination of operating leases resulting from lease termination fees and the derecognition of the operating lease assets and liabilities.
(c)	Represents an adjustment to eliminate the gains and losses on disposals and sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(e)

Represents restructuring costs relating to the Active Sports Restructuring. These restructuring costs include one-time termination benefits, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs, which are presented separately above.

(f)

Represents gain and loss and impairment on investments in equity securities and interest income relating to any notes receivables with those investments. These amounts are included in other expense, net in the consolidated statements of operations. During the six months ended June 30, 2023, this amount included a $1.3 million impairment on an equity method investment.

(g)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in the Company’s blended statutory income tax rate.

Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. and Adjusted Earnings (Loss) Per Share

We define “Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. – Basic” as net income (loss) attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination costs, gains and losses on sale or disposal of assets, net, equity-based compensation, loss and impairment on investments in equity securities, other unusual or one-time items, the income tax (expense) benefit effect of these adjustments, and the effect of net income (loss) attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income (loss) attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed redemption, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings (Loss) Per Share – Basic” as Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings (Loss) Per Share – Diluted” as Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the redemption of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings (Loss) Per Share – Basic, and Adjusted Earnings (Loss) Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income (Loss) Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings (Loss) Per Share – Basic, and Adjusted Earnings (Loss) Per Share – Diluted to the most directly comparable GAAP financial performance measure:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share amounts)	2024	2023	2024	2023
Numerator:
Net income (loss) attributable to Camping World Holdings, Inc.	$9,771	$28,703	$(12,536)	$31,872
Adjustments related to basic calculation:
Long-lived asset impairment (a):
Gross adjustment	4,584	477	10,411	7,522
Income tax expense for above adjustment (b)	(607)	(64)	(1,378)	(1,002)
Lease termination (c):
Gross adjustment	40	—	40	—
Income tax expense for above adjustment (b)	(5)	—	(5)	—
Loss (gain) on sale or disposal of assets (d):
Gross adjustment	7,945	(145)	9,530	(5,132)
Income tax (expense) benefit for above adjustment (b)	(1,052)	19	(1,262)	684
Equity-based compensation (e):
Gross adjustment	5,397	6,492	10,594	12,850
Income tax expense for above adjustment (b)	(722)	(872)	(1,417)	(1,729)
Restructuring costs (f):
Gross adjustment	—	3,259	—	3,259
Income tax expense for above adjustment (b)	—	(434)	—	(434)
Loss and impairment on investments in equity securities (g):
Gross adjustment	81	184	175	1,683
Income tax expense for above adjustment (b)	(11)	(25)	(23)	(225)
Adjustment to net income (loss) attributable to non-controlling interests resulting from the above adjustments (h)	(8,481)	(4,855)	(14,452)	(9,543)
Adjusted net income (loss) attributable to Camping World Holdings, Inc. – basic	16,940	32,739	(323)	39,805
Adjustments related to diluted calculation:
Reallocation of net income (loss) attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (i)	39	151	(38)	—
Income tax on reallocation of net income (loss) attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (j)	(9)	(37)	10	—
Reallocation of net income (loss) attributable to non-controlling interests from the dilutive redemption of common units in CWGS, LLC (i)	—	—	—	47,298
Income tax on reallocation of net income (loss) attributable to non-controlling interests from the dilutive redemption of common units in CWGS, LLC (j)	—	—	—	(11,586)
Adjusted net income (loss) attributable to Camping World Holdings, Inc. – diluted	$16,970	$32,853	$(351)	$75,517
Denominator:
Weighted-average Class A common shares outstanding – basic	45,093	44,490	45,070	44,473
Adjustments related to diluted calculation:
Dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (k)	—	—	—	40,045
Dilutive options to purchase Class A common stock (k)	—	29	14	22
Dilutive restricted stock units (k)	151	285	207	243
Adjusted weighted average Class A common shares outstanding – diluted	45,244	44,804	45,291	84,783

Adjusted earnings (loss) per share - basic	$0.38	$0.74	$(0.01)	$0.90
Adjusted earnings (loss) per share - diluted	$0.38	$0.73	$(0.01)	$0.89

Anti-dilutive amounts (l):
Numerator:
Reallocation of net income (loss) attributable to non-controlling interests from the anti-dilutive redemption of common units in CWGS, LLC (i)	$22,085	$40,724	$(366)	$—
Income tax on reallocation of net income (loss) attributable to non-controlling interests from the anti-dilutive redemption of common units in CWGS, LLC (j)	$(5,126)	$(9,934)	$592	$—
Denominator:
Anti-dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (k)	40,045	40,045	40,045	—

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share amounts)	2024	2023	2024	2023
Reconciliation of per share amounts:
Earnings (loss) per share of Class A common stock — basic	$0.22	$0.65	$(0.28)	$0.72
Non-GAAP Adjustments (m)	0.16	0.09	0.27	0.18
Adjusted earnings (loss) per share - basic	$0.38	$0.74	$(0.01)	$0.90

Earnings (loss) per share of Class A common stock — diluted	$0.22	$0.64	$(0.28)	$0.71
Non-GAAP Adjustments (m)	0.16	0.09	0.27	0.18
Adjusted earnings (loss) per share - diluted	$0.38	$0.73	$(0.01)	$0.89

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment.
(b)	Represents the current and deferred income tax expense or benefit effect of the above adjustments. This assumption uses effective tax rates of 25.0% and 25.3% for the adjustments for the 2024 and 2023 periods, which represent the estimated tax rates that would apply had the above adjustments been included in the determination of our non-GAAP metric.
(c)	Represents the loss on the termination of operating leases resulting from lease termination fees and the derecognition of the operating lease assets and liabilities.
(d)	Represents an adjustment to eliminate the gains and losses on disposals and sales of various assets.
(e)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(f)	Represents restructuring costs relating to Active Sports Restructuring during the three and six months ended June 30, 2023. These restructuring costs include one-time termination benefits, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs.
(g)	Represents loss and impairment on investments in equity securities and interest income relating to any notes receivables with those investments. During the six months ended June 30, 2023, this amount included a $1.3 million impairment on an equity method investment.
(h)	Represents the adjustment to net income (loss) attributable to non-controlling interests resulting from the above adjustments that impact the net income (loss) of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 47.0% and 47.4% for the three months ended June 30, 2024 and 2023, respectively, and 47.0% and 47.4% for the six months ended June 30, 2024 and 2023, respectively.
(i)	Represents the reallocation of net income (loss) attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.
(j)	Represents the income tax expense effect of the above adjustment for reallocation of net income (loss) attributable to non-controlling interests. This assumption uses effective tax rates of 25.0% and 25.3% for the adjustments for 2024 and 2023 periods.
(k)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(l)	The below amounts have not been considered in our adjusted earnings (loss) per share – diluted amounts as the effect of these items are anti-dilutive.
(m)	Represents the per share impact of the Non-GAAP adjustments to net income (loss) detailed above (see (a) through (h) above).

Our “Up-C” corporate structure may make it difficult to compare our results with those of companies with a more traditional corporate structure. There can be a significant fluctuation in the numerator and denominator for the calculation of our adjusted earnings (loss) per share – diluted depending on if the common units in CWGS, LLC are considered dilutive or anti-dilutive for a given period. To improve comparability of our financial results, users of our financial statements may find it useful to review our earnings (loss) per share assuming the full redemption of common units in CWGS, LLC for all periods, even when those common units would be anti-dilutive. The relevant numerator and denominator adjustments have been provided under “Anti-dilutive amounts” in the table above (see (l) above).

SG&A Excluding Equity-based Compensation

We define “SG&A Excluding Equity-based Compensation” as SG&A before Equity-based Compensation relating to SG&A. We caution investors that amounts presented in accordance with our definition of SG&A Excluding Equity-based Compensation may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate SG&A Excluding Equity-based Compensation in the same manner. We present SG&A Excluding Equity-based Compensation because we believe that investors’ understanding of our performance and drivers of our other Non-GAAP Financial Measures, such as Adjusted EBITDA, is enhanced by including this Non-GAAP Financial Measure as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles SG&A Excluding Equity-based Compensation to the most directly comparable GAAP financial performance measure:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
SG&A Excluding Equity-based Compensation:
SG&A	$419,676	$420,887	$791,149	$786,613
Equity-based Compensation - SG&A	(5,308)	(6,270)	(10,413)	(12,497)
SG&A Excluding Equity-based Compensation	$414,368	$414,617	$780,736	$774,116
As a percentage of gross profit	75.7%	72.6%	82.2%	76.5%

Contacts

Investors:

Brett Andress

InvestorRelations@campingworld.com

Media Outlets:
PR-CWGS@CampingWorld.com